[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE GROWTH INVESTORS FUND

10f-3 TRANSACTIONS FOR THE PERIOD SEPT 1, 1995 THROUGH NOV 30, 1995
                                                                            Total
                                                              Shares        Shares   % of Issue                  Shares
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          11/30/95
Adidas AG                 11/13/95 1,200    0.07%    $47.94   8,600         27,300   0.03%    UBS Securities Inc 1,200
Fokus Bank                10/09/95 1,000    0.01%    $4.65    1,000         64,370   0.00%    Kleinwort Benson   1,000
I-star Internet, Inc.     11/16/95 8,300    0.09%    $8.85    33,000        3,300    1.00%    Dominion Sec       4,000
Merck KGAA                10/16/95 2,000    0.09%    $38.01   6,600         1,000    0.66%    UBS Securities Inc 0
Total Access Communication09/28/95 16,000   0.12%    $6.25    16,000        9,000    0.18%    Lehman Bros., Inc. 16,000

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1996 THROUGH MAY 31, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          05/31/96
Orchad, Inc.              03/01/96 100      0.00%    $11.00   41,700        3,200    1.30%    Wessels & Arnold   0
CYTYC Corp.               03/08/96 200      0.00%    $16.00   400           3,000    0.01%    Robert Stephens    0
Forte Software            03/11/96 100      0.00%    $21.00   13,900        2,100    0.66%    Morgan Stanley     0
First USA Paymentech      03/18/96 500      0.01%    $21.00   21,700        5,100    0.43%    Merrill Lynch      0
Xeikon NV                 03/19/96 1,100    0.02%    $15.00   56,300        6,400    0.88%    Alex Brown         0
Eagle River Interactive   03/21/96 300      0.00%    $13.00   39,300        4,000    0.98%    Solomon Brothers   0
Intelliquest              03/22/96 100      0.00%    $17.00   14,900        2,310    0.65%    Blair Wiiliam      0
Applied Graphics Tech     04/17/96 1,200    0.01%    $12.00   2,100         4,500    0.05%    Cowen & Co         5,100
Planet Hollywood Intl     04/18/96 1,500    0.03%    $18.00   75,700        10,788   0.70%    Bear Stearns       0
Outdoor Sys Inc.          04/24/96 2,300    0.04%    $15.00   3,500         2,950    0.12%    Alex Brown         2,300
Party City Corp           04/26/96 300      0.00%    $10.00   300           2,000    0.02%    John Hancock       0
Edify Corp                05/02/96 700      0.01%    $15.00   15,200        2,500    0.61%    Goldman Sachs      0
Open Vision Tech.         05/07/96 100      0.00%    $14.00   30,000        2,735    1.10%    Alex Brown         0
Vincam Group              05/09/96 100      0.00%    $15.00   27,000        2,200    1.23%    Smith Barney       0
Polymer Group             05/09/96 4,400    0.08%    $18.00   240,989       14,242   1.69%    Morgan Stanley     4,400
General Surgical Innov.   05/10/96 400      0.01%    $15.00   26,400        2,500    1.06%    UBS Securities Inc 0
Guangshen Railway         05/10/96 1,000    0.02%    $19.00   174,000       12,447   1.40%    Bear Stearns       1,000
Harmon Intl Inds          05/15/96 1,600    0.08%    $49.75   121,100       4,000    3.03%    Bacon Whipple  & Co1,600
Aksys Ltd                 05/16/96 400      0.01%    $16.00   27,500        3,100    0.89%    Smith Barney       0
Wyndam Hotel  Corp        05/20/96 800      0.01%    $16.00   49,800        3,650    1.36%    Smith Barney       0
Garden Botanika           05/21/96 200      0.00%    $20.00   14,200        2,700    0.53%    Montgomery         0
Saks Holdings             05/21/96 1,500    0.04%    $25.00   99,100        16,000   0.62%    Goldman Sachs      1,500
Suburban Lodges Amer      05/22/96 300      0.01%    $17.00   19,000        3,300    0.58%    Montgomery         0

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1996 THROUGH AUGUST 31, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          08/31/96
Dassault System           06/27/96 700      0.02%    $23.00   53,500        7,812    0.68%    Morgan Stanley     0
Diamond Home Services     06/20/96 100      0.00%    $13.00   200           3,420    0.01%    William Blair  & Co0
Farallon Communications   06/13/96 200      0.00%    $16.00   28,000        2,250    1.24%    Cowen & Co         0
Interstate Hotels Co.     06/19/96 1,300    0.03%    $21.00   101,400       11,000   0.92%    Merrill Lynch Pierc2,600
Korea Mobile Telecommunica06/27/96 6,000    0.10%    $16.13   239,000       20,955   1.14%    Goldman Sachs      6,000
McLeod, Inc.              06/10/96 2,800    0.06%    $20.00   4,400         12,000   0.04%    Salomon Bros.      0
Teleport Communications Gr06/27/96 9,400    0.16%    $16.00   567,800       23,500   2.42%    Merrill Lynch Pierc0
The North Face Inc.       07/02/96 500      0.01%    $14.00   32,400        2,600    1.25%    Bernstein Sanford  0
Universal Outdoor Holdings07/23/96 2,400    0.04%    $14.50   131,400       6,200    2.12%    Brown (Alex) & Sons2,200
CCC Information Services G08/16/96 500      0.01%    $11.50   700           6,000    0.01%    Lazard Freres & Co 0
Lamar Advertising         08/01/96 1,200    0.02%    $16.00   1,800         4,735    0.04%    Smith Barney       2,200
National Processing       08/09/96 400      0.01%    $16.50   600           6,500    0.01%    Salomon Bros.      0
Outdoor Systems           08/19/96 1,600    0.06%    $34.50   13,300        8,605    0.15%    Brown (Alex) & Sons1,400

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.